SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
HAEMONETICS CORPORATION
(Exact name of issuer as specified in its charter)

Massachusetts	04-2882273
(State of Incorporation)	(IRS Employer Identification Number)
400 Wood Road, Braintree, Massachusetts 02184 (781) 848-7100
(Address and telephone number of Principal Executive Offices)
Haemonetics Corporation
2005 Long-Term Incentive Compensation Plan
(Full Title of the Plan)
James O’Shaughnessy, General Counsel
Haemonetics Corporation
400 Wood Road
Braintree, Massachusetts 02184
(781) 848-7100
(Name, address and telephone number of agent for service)

Copy to:
Mary Ellen O’Mara
Nixon Peabody LLP
100 Summer Street
Boston, Massachusetts 02110

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, $.01 par value Shares Not Previously Registered(2)	1,475,566	$52.55	77,540,993.30	4,326.79
Total			$77,540,993.30	$4,326.79

(1)	Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plan to which this Registration Statement relates.

(2)	The registration fee has been calculated with respect to 1,475,566 shares registered on the basis of the average price of $52.55 on the New York Stock Exchange on May 19, 2009.

          This Registration Statement is being filed solely for the purpose of registering 1,475,566 additional shares of common stock of Haemonetics Corporation issuable pursuant to the 2005 Long Term Incentive Compensation Plan (the “2005 Plan”). A total of 3,100,000 shares of common stock were previously registered on Form S-8 (Registration No. 333-136839). Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-136839) are herein incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
     (a) The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for the Company’s latest fiscal year for which such statements have been filed.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.
     (c) The description of the Company’s Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities
          Inapplicable.
Item 5. Interests of Named Experts and Counsel
          The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by James O’Shaughnessy, General Counsel of Haemonetics Corporation. Mr. O’Shaughnessy holds options to purchase Common Stock, Restricted Stock Units and owns shares of Common Stock.
Item 6. Indemnification of Directors and Officers
          Incorporated by reference to Registration Statement on Form S-8 (Registration No. 333-136839)
Item 7. Exemption from Registration Claimed
               Inapplicable.
Item 8. Exhibits

Number	Description

4A	Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan.

5	Opinion of James O’Shaughnessy, General Counsel of Haemonetics Corporation, as to legality of shares being registered and consent.

23	Consents of Experts—included in Registration Statement under heading “Consent of Independent Public Accountants.”
Item 9. Undertakings
          The undersigned Registrant hereby undertakes the following:
          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Braintree, Massachusetts on May 22, 2009.

HAEMONETICS CORPORATION
By:	/s/ Brian Concannon
Brian Concannon
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Brian Concannon his/her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him/her or in his/her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do any perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Concannon Brian Concannon	President and Chief Executive Officer (Principal Executive Officer)	May 22, 2009

/s/ Christopher Lindop Christopher Lindop	Chief Financial Officer and Vice President Business Development (Principal Financial Officer)	May 22, 2009

/s/ Susan M. Hanlon Susan M. Hanlon	Vice President Finance (Principal Accounting Officer)	May 22, 2009

/s/ Brad Nutter Brad Nutter	Executive Chairman of the Board	May 22, 2009

/s/ Lawrence C. Best Lawrence C. Best	Director	May 22, 2009

/s/ Susan B. Foote Susan B. Foote	Director	May 22, 2009

/s/ Ronald G. Gelbman Ronald G. Gelbman	Director	May 22, 2009

/s/ Pedro P. Granadillo Pedro P. Granadillo	Director	May 22, 2009

/s/ Mark W. Kroll Mark W. Kroll	Director	May 22, 2009

/s/ Ronald L. Merriman Ronald L. Merriman	Director	May 22, 2009